UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2008

K-SEA TRANSPORTATION PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31920	20-0194477
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Tower Center Boulevard, 17th Floor
East Brunswick, New Jersey		08816
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 565-3818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

On August 5, 2008, K-Sea Transportation Partners L.P. (the “Partnership”) issued a press release announcing its expected financial results for its fourth quarter and full year of fiscal 2008.  A copy of the press release is furnished as Exhibit 99.1 to this report. The press release presents the non-GAAP financial measures earnings before interest, taxes, depreciation and amortization (EBITDA) and distributable cash flow. A reconciliation of each of these measures to net income, the most directly comparable GAAP measure, is furnished as Exhibit 99.2 to this report.

The information being furnished pursuant to Item 2.02 of this Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01              Financial Statements and Exhibits.

The exhibit listed below is furnished pursuant to Item 2.02 of this Form 8-K.

(d)	Exhibits.

	99.1	Press Release issued August 5, 2008 regarding K-Sea Transportation Partners L.P.’s expected financial results for the fourth quarter and full year of fiscal 2008.

	99.2	Reconciliation of Unaudited Non-GAAP Financial Measures to GAAP Measures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-SEA TRANSPORTATION PARTNERS L.P.

	By:	K-SEA GENERAL PARTNER L.P.,
its general partner

		By:	K-SEA GENERAL PARTNER GP LLC, its general partner

Date August 5, 2008		By:	/s/ John J. Nicola
John J. Nicola
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release issued August 5, 2008 regarding K-Sea Transportation Partners L.P.’s expected financial results for the fourth quarter and full year of fiscal 2008.

99.2	Reconciliation of Unaudited Non-GAAP Financial Measures to GAAP Measures.